Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for Third Quarter 2020

RICHMOND, Va. (November 5, 2020) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the third quarter ended September 30, 2020.

Apple Hospitality REIT, Inc.

Selected Statistical and Financial Data

As of and For the Three and Nine Months Ended September 30

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2020	2019	% Change		2020	2019	% Change
Net income (loss)	$(40,948)	$46,223	n/m		$(121,960)	$146,464	n/m
Net income (loss) per share	$(0.18)	$0.21	n/m		$(0.55)	$0.65	n/m

Adjusted EBITDAre	$27,962	$115,557	(75.8%)		$76,415	$342,675	(77.7%)
Comparable Hotels Adjusted Hotel EBITDA	$34,699	$123,071	(71.8%)		$98,334	$361,199	(72.8%)
Comparable Hotels Adjusted Hotel EBITDA Margin %	23.3%	37.5%	(1,420	bps)	21.1%	37.7%	(1,660	bps)
Modified funds from operations (MFFO)	$9,118	$100,403	(90.9%)		$22,912	$295,317	(92.2%)
MFFO per share	$0.04	$0.45	(91.1%)		$0.10	$1.32	(92.4%)

Average Daily Rate (ADR) (Actual)	$104.78	$139.21	(24.7%)		$116.16	$139.13	(16.5%)
Occupancy (Actual)	48.6%	79.9%	(39.2%)		45.9%	78.4%	(41.5%)
Revenue Per Available Room (RevPAR) (Actual)	$50.94	$111.17	(54.2%)		$53.33	$109.02	(51.1%)

Comparable Hotels ADR	$104.78	$139.78	(25.0%)		$116.17	$139.85	(16.9%)
Comparable Hotels Occupancy	48.6%	79.9%	(39.2%)		45.9%	78.5%	(41.5%)
Comparable Hotels RevPAR	$50.94	$111.66	(54.4%)		$53.30	$109.78	(51.4%)

Distributions paid	$-	$67,154	(100.0%)		$67,324	$201,497	(66.6%)
Distributions paid per share	$-	$0.30	(100.0%)		$0.30	$0.90	(66.7%)

Cash and cash equivalents	$27,435	$-	n/a
Total debt outstanding	$1,515,215
Total debt outstanding, net of cash and cash equivalents	$1,487,780
Total debt outstanding, net of cash and cash equivalents, to total capitalization (2)	41.0%

Note: n/m = not meaningful.

(1)

Explanations of and reconciliations to net income (loss) determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.

(2)

Total debt outstanding, net of cash and cash equivalents ("net total debt outstanding"), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $9.61 on September 30, 2020.

Comparable Hotels is defined as the 235 hotels owned by the Company as of September 30, 2020. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

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Justin Knight, Chief Executive Officer of Apple Hospitality, commented, “While the current environment has created more significant operating challenges than we experienced in prior cycles, it has highlighted the merits of our underlying strategy and highly diversified portfolio of rooms-focused hotels. With meaningfully lower leverage, greater market diversification and more efficient asset-level operations, we were first among publicly traded lodging REITs to generate positive cash flow. Our ability to keep our hotels open and operate efficiently at low occupancy levels combined with our discipline in maintaining low leverage late cycle enabled us to preserve our balance sheet, protecting the value of our equity and uniquely positioning us to pursue opportunities in the early stages of a recovery. Our rooms-focused hotels do not rely on large group business and have proven appeal with the broadest group of potential customers. Since April, occupancy and RevPAR have steadily improved for our portfolio, with occupancy increasing from 28% in the second quarter to nearly 50% in the third quarter, and we are pleased to report positive cash flow at the corporate level for the third quarter. Our outperformance during these unprecedented times would not be possible without the remarkable associates at our hotels, and we are incredibly grateful for their strength, dedication and unwavering hospitality. We remain intently focused on safeguarding long-term value for our shareholders. While there may be challenges ahead, I am confident we are well positioned to continue to outperform as travel improves.”

Operations Update

•

All hotels open: All of the Company’s hotels are open with enhanced health and sanitation measures in place. The Company continues to intentionally consolidate operations at five hotels, down from 38 hotels as of May 2020, in market clusters to maximize operational efficiencies.

•

Enhanced sales efforts: Together with its third-party management companies, the Company has enhanced its sales efforts by focusing on COVID-19-specific opportunities in certain markets and strategically targeting and maximizing performance based on available demand.

•

Sequential improvement: Occupancy and RevPAR for the Company’s portfolio have sequentially improved since April 2020, with average occupancy reaching approximately 52% for the month of September 2020 and approximately 53% for the month of October 2020, driven by a wide variety of demand generators including leisure, government, health care, construction, disaster recovery, insurance, athletics, education, and local and regional business-related travel.

•

Reduced property-level expenses: Since March 2020, the Company, its brands and its third-party management companies have implemented cost elimination and efficiency initiatives at each of the Company’s hotels by effectively managing labor costs, reducing or eliminating certain services and amenities, and renegotiating rates under various service contracts. Hotel operating expenses were lowered by approximately 50% during the third quarter of 2020 as compared to the same period last year.

•

Reduced corporate-level expenses: General and administrative expenses were reduced by approximately 26% during the third quarter of 2020 as compared to the same period last year primarily due to anticipated decreases in compensation and other overhead expenses.

•

Cash flow positive: By July 2020, the Company produced sufficient cash from hotel operations to cover property-level and corporate-level costs, including debt service. The Company achieved positive Adjusted Hotel EBITDA of approximately $35 million and positive MFFO of approximately $9 million during the third quarter of 2020.

The following table highlights the Company’s performance during the third quarter of 2020, amid the COVID-19 pandemic, as compared to the third quarter of 2019 (in thousands, except statistical data):

				Three				Three
				Months Ended				Months Ended
	July 2020	August 2020	September 2020	September 30, 2020	July 2019	August 2019	September 2019	September 30, 2019
ADR	$107.40	$104.58	$102.63	$104.78	$143.05	$137.65	$136.69	$139.21
Occupancy	45.0%	49.3%	51.7%	48.6%	81.7%	80.7%	77.1%	79.9%
RevPAR	$48.32	$51.51	$53.02	$50.94	$116.82	$111.12	$105.37	$111.17
Adjusted Hotel EBITDA (1)	$10,676	$12,796	$11,216	$34,688	$45,699	$41,818	$37,079	$124,596

(1)	See explanation and reconciliation of Adjusted Hotel EBITDA to net income (loss) included below.

The Company, its third-party management companies and the brands the Company’s hotels are franchised with have aggressively worked to mitigate the costs and uses of cash associated with operating the Company’s hotels in a low-occupancy environment and are thoughtfully working to position the hotels to adapt to changes in guest preferences that may occur in the future. The operational impact of the COVID-19 pandemic has varied and will vary by market and hotel. With the support of its brands and third-party management companies, the Company will continue to rethink brand standards, redefine its operating model at various occupancy levels, and allocate capital to maximize long-term profitability.

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Portfolio Activity

Acquisitions and Contract for Potential Acquisition

Since the beginning of 2020, Apple Hospitality has acquired four hotels, all of which were contracted for in 2018. In April 2020, the Company closed on the purchase of the newly developed Hampton Inn & Suites by Hilton and Home2 Suites by Hilton in Cape Canaveral, Florida, a combined 224-room, dual-branded complex, for a total purchase price of approximately $47 million. In August 2020, Apple Hospitality closed on the purchase of the newly developed Hyatt House and Hyatt Place in Tempe, Arizona, a combined 259-room, dual-branded complex, for a total purchase price of approximately $65 million.

The Company has an outstanding contract, which was entered into prior to 2020, for the purchase of a 176-room Hilton Garden Inn in Madison, Wisconsin, for a total expected purchase price of approximately $50 million. The hotel is currently under development, and the Company anticipates acquiring the hotel within the next six months from September 30, 2020. There are many conditions to closing under the contract that have not yet been satisfied, including completion of construction, and there can be no assurance that a closing on the hotel will occur. If the seller meets all of the conditions to closing, the Company is obligated to specifically perform under the contract.

Dispositions and Contract for Potential Disposition

Since the beginning of 2020, Apple Hospitality has sold two hotels, both of which were sold during the first quarter of 2020, for a combined gross sales price of approximately $45 million. In October 2020, the Company entered into a contract for the sale of its 118-room Homewood Suites by Hilton in Charlotte, North Carolina, for a gross sales price of approximately $10 million. Although the Company is working towards the sale of this hotel, there are many conditions to closing that have not yet been satisfied and there can be no assurance that a closing on this hotel will occur. If the closing occurs, the sale is expected to be completed within three to six months of September 30, 2020, and the Company expects to recognize a gain upon completion of the sale.

The contract the Company entered into during the second quarter of 2020 for the sale of its 140-room Homewood Suites by Hilton in Memphis, Tennessee, was terminated in October 2020.

Capital Improvements

During the nine months ended September 30, 2020, the Company invested approximately $35 million in capital expenditures. The Company anticipates spending an additional $5 million in capital expenditures during the remainder of 2020. This estimate is approximately $50 million less than originally planned for the entire year of 2020, as the Company has postponed all previously planned, non-essential capital improvements in order to maintain a sound liquidity position as a result of COVID-19.

Balance Sheet and Liquidity

Summary

As of September 30, 2020, Apple Hospitality had approximately $1.5 billion of total outstanding debt with a current combined weighted-average interest rate of approximately 3.8%, cash on hand of approximately $27 million and availability under its revolving credit facility of approximately $295 million. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding debt is comprised of approximately $516 million in property-level debt secured by 33 hotels and approximately $1.0 billion outstanding on its unsecured credit facilities. The Company’s total debt to total capitalization, net of cash and cash equivalents at September 30, 2020, was approximately 41%. As of September 30, 2020, the Company’s weighted-average debt maturities are 5 years, with no maturities for the remainder of 2020 and approximately $51 million, net of reserves, maturing in 2021.

Unsecured Credit Facilities Amendments

As a result of COVID-19 and the associated disruption to the Company’s operating results, the Company anticipated that it may not be able to maintain compliance with certain covenants under its unsecured credit facilities in future periods. As a result, on June 5, 2020, the Company entered into amendments to each of its unsecured credit facilities to temporarily waive the financial covenant testing under each of its unsecured credit facilities until the date the compliance certificate is required to be delivered for the fiscal quarter ending June 30, 2021 (the “Covenant Waiver Period”), unless the Company elects an earlier date. The amendments provide for, among other restrictions, the following during the Covenant Waiver Period:

•

Mandatory prepayments of amounts outstanding under the Company’s unsecured credit facilities of net cash proceeds from certain debt and equity issuances and asset dispositions, subject to various exceptions. A portion of the mandatory prepayments will be available for future borrowing under the revolving credit facility;

•	A minimum liquidity covenant of $100 million;
•

A requirement to pledge the equity interests of each direct or indirect owner of certain unencumbered property in favor of the administrative agents if average liquidity for any month is less than $275 million or the total amount outstanding under the revolving credit facility exceeds $275 million;

•	Restrictions on the Company’s and its subsidiaries’ ability to incur additional indebtedness or prepay certain existing indebtedness;
•	Restrictions on the Company’s ability to make cash distributions (except to the extent required to maintain REIT status) and share repurchases;
•	Maximum discretionary capital expenditures of $50 million;
•	Limitations on additional investments;

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•

An increase in the applicable interest rate under the unsecured credit facilities until the end of the Covenant Waiver Period to a rate that corresponds to the highest leverage-based applicable interest rate margin with respect to the unsecured credit facilities;

•

An increase in the LIBOR floor under the credit agreements from 0 to 25 basis points for Eurodollar Rate Loans and establish a Base Rate floor of 1.25% on the revolving credit facility, and any term loans under the credit agreements that are not hedged; and

•

Modifications to the calculation of the existing financial covenants for the four quarters subsequent to the end of the Covenant Waiver Period to annualize calculated amounts to the extent the most recently ended fiscal quarter is not at least four fiscal quarters from the end of the Covenant Waiver Period.

As of September 30, 2020, the Company was in compliance with the applicable covenants of the credit agreements as amended.

Capital Markets

Apple Hospitality terminated its written trading plan under its Share Repurchase Program in March 2020, and no shares were repurchased by the Company during the second and third quarters of 2020. Year to date, prior to the Company’s termination of its written trading plan under its Share Repurchase Program, the Company repurchased approximately 1.5 million of its common shares for an aggregate purchase price of approximately $14.3 million. As of September 30, 2020, the Company had approximately $345 million remaining under its share repurchase authorization; however, share repurchases are subject to certain restrictions during the Covenant Waiver Period, and the Company does not anticipate utilizing the Share Repurchase Program during the remainder of 2020.

In August 2020, the Company entered into an equity distribution agreement pursuant to which the Company may sell, from time to time, up to an aggregate of $300 million of its common shares under an at-the-market offering program (the “ATM Program”). As of September 30, 2020, the Company had not sold any common shares under the ATM Program.

Shareholder Distributions

In March 2020, as a result of COVID-19 and the impact on the Company’s business, the Company suspended its monthly distributions, with the last distribution being paid March 16, 2020. The Company paid distributions of approximately $67 million, or $0.30 per common share, during the three months ended March 31, 2020. The Company anticipates it will not pay additional shareholder distributions for the remainder of 2020 unless it is determined that an additional distribution is required in order for the Company to maintain its REIT status for federal income tax purposes. Subject to the distribution restrictions as a condition to the amendments to the Company’s unsecured credit facilities during the Covenant Waiver Period, the Company’s Board of Directors, in consultation with management, will continue to monitor hotel operations and intends to resume distributions at a time and level determined to be prudent in relation to the Company’s other cash requirements.

2020 Outlook

Given the ongoing uncertainties related to the depth and duration of the COVID-19 pandemic and its impact on the travel industry and hotel operations, the Company does not expect to issue guidance until operating fundamentals and trends are more predictable.

Third Quarter 2020 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties at 10 a.m. Eastern Time on Friday, November 6, 2020. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 1:00 p.m. Eastern Time on November 6, 2020, through 11:59 p.m. Eastern Time on November 27, 2020. To access the replay, the domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13710814. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 235 hotels with more than 30,000 guest rooms located in 87 markets throughout 34 states. Concentrated with industry-leading brands, the Company’s portfolio consists of 104 Marriott-branded hotels, 126 Hilton-branded hotels, three Hyatt-branded hotels and two independent hotels. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance:  Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre (“Adjusted EBITDAre”); and Adjusted Hotel EBITDA (“Adjusted Hotel EBITDA”). These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA,

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EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements is the adverse effect of COVID-19, including possible resurgences, on the Company’s business, financial performance and condition, operating results and cash flows, the real estate market and the hospitality industry specifically, and the global economy and financial markets generally. The significance, extent and duration of the impacts caused by the COVID-19 outbreak on the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope, severity and duration of the pandemic, the extent and effectiveness of the actions taken to contain the pandemic or mitigate its impact, the potential for additional hotel closures/consolidations that may be mandated or advisable, whether based on increased COVID-19 cases or other factors, the slowing or potential rollback of “reopenings” in certain states, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19.  Such additional factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; reduced business and leisure travel due to travel-related health concerns, including the widespread outbreak of COVID-19 or an increase in COVID-19 cases or any other infectious or contagious diseases in the U.S. or abroad; adverse changes in the real estate and real estate capital markets; financing risks; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	September 30,	December 31,
	2020	2019
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation and amortization of $1,196,245 and $1,054,429, respectively	$4,793,945	$4,825,738
Assets held for sale	-	12,093
Cash and cash equivalents	27,435	-
Restricted cash-furniture, fixtures and other escrows	28,184	34,661
Due from third party managers, net	29,969	26,926
Other assets, net	36,887	42,993
Total Assets	$4,916,420	$4,942,411

Liabilities
Debt, net	$1,508,939	$1,320,407
Finance lease liabilities	218,935	216,627
Accounts payable and other liabilities	113,542	114,364
Total Liabilities	1,841,416	1,651,398

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 223,230,937 and 223,862,913 shares, respectively	4,488,288	4,493,763
Accumulated other comprehensive loss	(48,320)	(4,698)
Distributions greater than net income	(1,364,964)	(1,198,052)
Total Shareholders' Equity	3,075,004	3,291,013

Total Liabilities and Shareholders' Equity	$4,916,420	$4,942,411

Note:  The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues:
Room	$140,116	$307,293	$434,923	$901,995
Food and beverage	2,235	14,079	14,386	44,786
Other	6,475	10,350	18,605	29,845
Total revenue	148,826	331,722	467,914	976,626

Expenses:
Hotel operating expense:
Operating	33,124	80,717	120,860	236,463
Hotel administrative	16,625	25,991	54,079	78,588
Sales and marketing	13,728	29,764	47,517	88,289
Utilities	9,967	11,635	25,465	31,135
Repair and maintenance	8,842	13,430	26,983	39,337
Franchise fees	6,603	14,508	20,516	42,371
Management fees	4,873	11,548	15,425	34,049
Total hotel operating expense	93,762	187,593	310,845	550,232
Property taxes, insurance and other	20,523	19,611	58,820	58,470
General and administrative	6,726	9,039	22,274	25,484
Loss on impairment of depreciable real estate assets	-	6,467	4,382	6,467
Depreciation and amortization	50,171	47,887	149,590	143,946
Total expense	171,182	270,597	545,911	784,599

Gain on sale of real estate	-	-	8,785	1,052

Operating income (loss)	(22,356)	61,125	(69,212)	193,079

Interest and other expense, net	(18,531)	(14,759)	(52,483)	(46,110)

Income (loss) before income taxes	(40,887)	46,366	(121,695)	146,969

Income tax expense	(61)	(143)	(265)	(505)

Net income (loss)	$(40,948)	$46,223	$(121,960)	$146,464

Other comprehensive income (loss):
Interest rate derivatives	2,739	(4,193)	(43,622)	(20,357)

Comprehensive income (loss)	$(38,209)	$42,030	$(165,582)	$126,107

Basic and diluted net income (loss) per common share	$(0.18)	$0.21	$(0.55)	$0.65

Weighted average common shares outstanding - basic and diluted	223,293	223,901	223,620	223,911

Note: The Consolidated Statements of Operations and Comprehensive Income (Loss) and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2020	2019	% Change		2020	2019	% Change
Total revenue	$148,826	$327,778	(54.6%)		$466,774	$958,133	(51.3%)

Total operating expenses	114,127	204,707	(44.2%)		368,440	596,934	(38.3%)

Adjusted Hotel EBITDA	$34,699	$123,071	(71.8%)		$98,334	$361,199	(72.8%)
Adjusted Hotel EBITDA Margin %	23.3%	37.5%	(1,420	bps)	21.1%	37.7%	(1,660	bps)

ADR (Comparable Hotels)	$104.78	$139.78	(25.0%)		$116.17	$139.85	(16.9%)
Occupancy (Comparable Hotels)	48.6%	79.9%	(39.2%)		45.9%	78.5%	(41.5%)
RevPAR (Comparable Hotels)	$50.94	$111.66	(54.4%)		$53.30	$109.78	(51.4%)

ADR (Actual)	$104.78	$139.21	(24.7%)		$116.16	$139.13	(16.5%)
Occupancy (Actual)	48.6%	79.9%	(39.2%)		45.9%	78.4%	(41.5%)
RevPAR (Actual)	$50.94	$111.17	(54.2%)		$53.33	$109.02	(51.1%)

Reconciliation to Actual Results

Total Revenue (Actual)	$148,826	$331,722			$467,914	$976,626
Revenue from acquisitions prior to ownership	-	675			-	3,290
Revenue from dispositions	-	(4,619)			(1,140)	(21,783)
Comparable Hotels Total Revenue	$148,826	$327,778			$466,774	$958,133

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$34,688	$124,596			$98,689	$368,159
AHEBITDA from acquisitions prior to ownership	-	57			-	614
AHEBITDA from dispositions	11	(1,582)			(355)	(7,574)
Comparable Hotels AHEBITDA	$34,699	$123,071			$98,334	$361,199

Note:  Comparable Hotels is defined as the 235 hotels owned by the Company as of September 30, 2020. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

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Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	12/31/2018	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020
Total revenue	$286,453	$293,485	$336,870	$327,778	$285,366	$236,870	$81,078	$148,826

Total operating expenses	187,090	188,489	203,738	204,707	190,356	173,977	80,336	114,127

Adjusted Hotel EBITDA	$99,363	$104,996	$133,132	$123,071	$95,010	$62,893	$742	$34,699
Adjusted Hotel EBITDA Margin %	34.7%	35.8%	39.5%	37.5%	33.3%	26.6%	0.9%	23.3%

ADR (Comparable Hotels)	$133.30	$137.51	$142.01	$139.78	$131.58	$132.66	$100.76	$104.78
Occupancy (Comparable Hotels)	72.7%	74.0%	81.5%	79.9%	72.9%	60.8%	28.2%	48.6%
RevPAR (Comparable Hotels)	$96.95	$101.81	$115.73	$111.66	$95.97	$80.70	$28.44	$50.94

ADR (Actual)	$131.93	$136.36	$141.60	$139.21	$131.41	$132.55	$100.76	$104.78
Occupancy (Actual)	72.5%	73.9%	81.4%	79.9%	72.9%	60.9%	28.2%	48.6%
RevPAR (Actual)	$95.63	$100.71	$115.30	$111.17	$95.85	$80.66	$28.44	$50.94

Reconciliation to Actual Results

Total Revenue (Actual)	$295,255	$303,787	$341,117	$331,722	$289,971	$238,010	$81,078	$148,826
Revenue from acquisitions prior to ownership	3,098	1,817	798	675	73	-	-	-
Revenue from dispositions	(11,900)	(12,119)	(5,045)	(4,619)	(4,678)	(1,140)	-	-
Comparable Hotels Total Revenue	$286,453	$293,485	$336,870	$327,778	$285,366	$236,870	$81,078	$148,826

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$102,157	$108,804	$134,759	$124,596	$96,836	$63,297	$704	$34,688
AHEBITDA from acquisitions prior to ownership	818	391	166	57	(1)	-	-	-
AHEBITDA from dispositions	(3,612)	(4,199)	(1,793)	(1,582)	(1,825)	(404)	38	11
Comparable Hotels AHEBITDA	$99,363	$104,996	$133,132	$123,071	$95,010	$62,893	$742	$34,699

Note:  Comparable Hotels is defined as the 235 hotels owned by the Company as of September 30, 2020. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 9

Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2020	2019	% Change		2020	2019	% Change
Total revenue	$146,703	$324,274	(54.8%)		$460,558	$948,574	(51.4%)

Total operating expenses	111,966	202,300	(44.7%)		362,730	590,258	(38.5%)

Adjusted Hotel EBITDA	$34,737	$121,974	(71.5%)		$97,828	$358,316	(72.7%)
Adjusted Hotel EBITDA Margin %	23.7%	37.6%	(1,390	bps)	21.2%	37.8%	(1,660	bps)

ADR (Same Store Hotels)	$104.86	$139.92	(25.1%)		$116.19	$139.90	(16.9%)
Occupancy (Same Store Hotels)	49.0%	79.9%	(38.7%)		46.1%	78.5%	(41.3%)
RevPAR (Same Store Hotels)	$51.41	$111.79	(54.0%)		$53.51	$109.87	(51.3%)

ADR (Actual)	$104.78	$139.21	(24.7%)		$116.16	$139.13	(16.5%)
Occupancy (Actual)	48.6%	79.9%	(39.2%)		45.9%	78.4%	(41.5%)
RevPAR (Actual)	$50.94	$111.17	(54.2%)		$53.33	$109.02	(51.1%)

Reconciliation to Actual Results

Total Revenue (Actual)	$148,826	$331,722			$467,914	$976,626
Revenue from acquisitions	(2,123)	(2,829)			(6,216)	(6,269)
Revenue from dispositions	-	(4,619)			(1,140)	(21,783)
Same Store Hotels Total Revenue	$146,703	$324,274			$460,558	$948,574

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$34,688	$124,596			$98,689	$368,159
AHEBITDA from acquisitions	38	(1,040)			(506)	(2,269)
AHEBITDA from dispositions	11	(1,582)			(355)	(7,574)
Same Store Hotels AHEBITDA	$34,737	$121,974			$97,828	$358,316

Note: Same Store Hotels is defined as the 228 hotels owned by the Company as of January 1, 2019 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 10

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020
Total revenue	$290,964	$333,336	$324,274	$281,972	$233,692	$80,163	$146,703

Total operating expenses	186,607	201,351	202,300	187,957	171,706	79,058	111,966

Adjusted Hotel EBITDA	$104,357	$131,985	$121,974	$94,015	$61,986	$1,105	$34,737
Adjusted Hotel EBITDA Margin %	35.9%	39.6%	37.6%	33.3%	26.5%	1.4%	23.7%

ADR (Same Store Hotels)	$137.44	$142.08	$139.92	$131.65	$132.60	$100.83	$104.86
Occupancy (Same Store Hotels)	74.1%	81.6%	79.9%	72.9%	60.8%	28.4%	49.0%
RevPAR (Same Store Hotels)	$101.80	$115.90	$111.79	$95.97	$80.57	$28.59	$51.41

ADR (Actual)	$136.36	$141.60	$139.21	$131.41	$132.55	$100.76	$104.78
Occupancy (Actual)	73.9%	81.4%	79.9%	72.9%	60.9%	28.2%	48.6%
RevPAR (Actual)	$100.71	$115.30	$111.17	$95.85	$80.66	$28.44	$50.94

Reconciliation to Actual Results

Total Revenue (Actual)	$303,787	$341,117	$331,722	$289,971	$238,010	$81,078	$148,826
Revenue from acquisitions	(704)	(2,736)	(2,829)	(3,321)	(3,178)	(915)	(2,123)
Revenue from dispositions	(12,119)	(5,045)	(4,619)	(4,678)	(1,140)	-	-
Same Store Hotels Total Revenue	$290,964	$333,336	$324,274	$281,972	$233,692	$80,163	$146,703

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$108,804	$134,759	$124,596	$96,836	$63,297	$704	$34,688
AHEBITDA from acquisitions	(248)	(981)	(1,040)	(996)	(907)	363	38
AHEBITDA from dispositions	(4,199)	(1,793)	(1,582)	(1,825)	(404)	38	11
Same Store Hotels AHEBITDA	$104,357	$131,985	$121,974	$94,015	$61,986	$1,105	$34,737

Note: Same Store Hotels is defined as the 228 hotels owned by the Company as of January 1, 2019 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization).  In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

The following table reconciles the Company’s GAAP net income (loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis from December 31, 2018 through September 30, 2020:

	Three Months Ended
	12/31/2018	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020
Net income (loss)	$34,152	$38,151	$62,090	$46,223	$25,453	$(2,769)	$(78,243)	$(40,948)
Depreciation and amortization	46,730	47,950	48,109	47,887	49,294	49,522	49,897	50,171
Amortization of favorable and unfavorable operating leases, net	147	31	31	31	31	101	101	103
Interest and other expense, net	12,916	15,494	15,857	14,759	15,081	15,566	18,386	18,531
Income tax expense	173	206	156	143	174	146	58	61
EBITDA	94,118	101,832	126,243	109,043	90,033	62,566	(9,801)	27,918
(Gain) loss on sale of real estate	(152)	(1,213)	161	-	(3,969)	(8,839)	54	-
Loss on impairment of depreciable real estate assets	-	-	-	6,467	-	-	4,382	-
EBITDAre	93,966	100,619	126,404	115,510	86,064	53,727	(5,365)	27,918
Non-cash straight-line operating ground lease expense	865	48	47	47	46	47	44	44
Adjusted EBITDAre	$94,831	$100,667	$126,451	$115,557	$86,110	$53,774	$(5,321)	$27,962
General and administrative expense	7,326	8,137	8,308	9,039	10,726	9,523	6,025	6,726
Adjusted Hotel EBITDA	$102,157	$108,804	$134,759	$124,596	$96,836	$63,297	$704	$34,688

Page | 12

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income (loss) to FFO and MFFO for the three and nine months ended September 30, 2020 and 2019:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$(40,948)	$46,223	$(121,960)	$146,464
Depreciation of real estate owned	48,307	46,910	144,019	140,288
Gain on sale of real estate	-	-	(8,785)	(1,052)
Loss on impairment of depreciable real estate assets	-	6,467	4,382	6,467
Funds from operations	7,359	99,600	17,656	292,167
Amortization of finance ground lease assets	1,612	725	4,816	2,915
Amortization of favorable and unfavorable operating leases, net	103	31	305	93
Non-cash straight-line operating ground lease expense	44	47	135	142
Modified funds from operations	$9,118	$100,403	$22,912	$295,317

Page | 13

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

September 30, 2020

	October 1-							Fair
	December 31,							Market
	2020	2021	2022	2023	2024	Thereafter	Total	Value
Total debt:
Maturities	$2,745	$70,724	$239,531	$296,213	$338,597	$567,405	$1,515,215	$1,468,165
Average interest rates (1)	3.8%	3.8%	3.8%	4.0%	4.2%	4.3%

Variable rate debt:
Maturities	$-	$20,551	$129,700	$250,000	$310,000	$260,000	$970,251	$923,215
Average interest rates (1)	3.6%	3.6%	3.7%	4.0%	4.4%	4.7%

Fixed rate debt:
Maturities	$2,745	$50,173	$109,831	$46,213	$28,597	$307,405	$544,964	$544,950
Average interest rates	4.3%	4.3%	4.1%	4.0%	4.0%	4.0%

(1)	The average interest rate gives effect to interest rate swaps, as applicable.

Note: See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

Page | 14

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics Top 20 Markets

Three Months Ended September 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2020	Q3 2019	% Change	Q3 2020	Q3 2019	% Change	Q3 2020	Q3 2019	% Change	Q3 2020
Top 20 Markets
Norfolk/Virginia Beach, VA	4	82.4%	88.4%	(6.8%)	$169.20	$197.27	(14.2%)	$139.40	$174.43	(20.1%)	10.1%
Los Angeles/Long Beach, CA	8	71.0%	90.8%	(21.8%)	$118.41	$182.29	(35.0%)	$84.04	$165.55	(49.2%)	9.6%
North Carolina East	5	82.9%	83.4%	(0.6%)	$139.17	$152.26	(8.6%)	$115.34	$127.01	(9.2%)	8.5%
San Diego, CA	7	47.0%	84.1%	(44.1%)	$118.76	$166.53	(28.7%)	$55.87	$140.06	(60.1%)	5.3%
Florida Panhandle	5	59.2%	80.0%	(26.0%)	$121.51	$155.94	(22.1%)	$71.91	$124.68	(42.3%)	4.3%
Alaska	2	72.6%	91.4%	(20.6%)	$150.89	$247.49	(39.0%)	$109.54	$226.31	(51.6%)	4.0%
Portland, ME	1	74.2%	93.9%	(21.0%)	$162.03	$256.07	(36.7%)	$120.30	$240.55	(50.0%)	3.5%
Melbourne/Titusville, FL	3	52.3%	87.3%	(40.1%)	$132.46	$152.54	(13.2%)	$69.25	$133.11	(48.0%)	3.5%
Anaheim/Santa Ana, CA	6	45.9%	85.2%	(46.1%)	$110.51	$156.29	(29.3%)	$50.76	$133.12	(61.9%)	3.4%
Seattle, WA	3	48.7%	91.4%	(46.7%)	$129.61	$226.51	(42.8%)	$63.12	$206.95	(69.5%)	2.9%
Louisiana South	2	87.1%	68.2%	27.7%	$86.84	$109.62	(20.8%)	$75.64	$74.80	1.1%	2.7%
California South/Central	3	89.9%	92.1%	(2.4%)	$101.03	$132.33	(23.7%)	$90.79	$121.86	(25.5%)	2.5%
Texas West	2	83.3%	88.8%	(6.2%)	$97.78	$121.98	(19.8%)	$81.41	$108.30	(24.8%)	2.4%
Alabama North	4	54.7%	83.2%	(34.3%)	$105.59	$114.82	(8.0%)	$57.72	$95.58	(39.6%)	2.3%
Alabama South	6	46.7%	75.7%	(38.3%)	$99.59	$120.19	(17.1%)	$46.48	$90.94	(48.9%)	2.3%
Oklahoma City, OK	4	52.1%	75.3%	(30.7%)	$99.38	$129.74	(23.4%)	$51.81	$97.65	(46.9%)	2.2%
Texas East	2	83.4%	81.6%	2.2%	$99.02	$105.25	(5.9%)	$82.58	$85.86	(3.8%)	2.1%
Riverside & San Bernardino, CA	1	92.1%	90.8%	1.4%	$153.28	$175.40	(12.6%)	$141.15	$159.25	(11.4%)	2.0%
Nashville, TN	5	43.3%	85.7%	(49.5%)	$102.49	$162.85	(37.1%)	$44.35	$139.53	(68.2%)	1.9%
Indiana North	3	49.9%	76.6%	(34.9%)	$108.93	$138.12	(21.1%)	$54.35	$105.82	(48.6%)	1.7%
Top 20 Markets	76	60.5%	84.5%	(28.3%)	$120.24	$163.12	(26.3%)	$72.80	$137.82	(47.2%)	77.2%

All Other Markets	159	43.0%	77.7%	(44.7%)	$94.45	$127.95	(26.2%)	$40.57	$99.46	(59.2%)	22.8%

Total Portfolio	235	48.6%	79.9%	(39.2%)	$104.78	$139.78	(25.0%)	$50.94	$111.66	(54.4%)	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 15

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics Top 20 Markets

Nine Months Ended September 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020
Top 20 Markets
Los Angeles/Long Beach, CA	8	59.8%	88.3%	(32.3%)	$137.94	$178.35	(22.7%)	$82.52	$157.51	(47.6%)	8.8%
North Carolina East	5	68.3%	85.1%	(19.7%)	$125.58	$135.38	(7.2%)	$85.79	$115.16	(25.5%)	6.0%
Phoenix, AZ	11	42.9%	73.9%	(41.9%)	$125.29	$132.83	(5.7%)	$53.77	$98.17	(45.2%)	6.0%
San Diego, CA	7	44.8%	81.5%	(45.0%)	$132.32	$161.03	(17.8%)	$59.26	$131.22	(54.8%)	5.4%
Norfolk/Virginia Beach, VA	4	59.2%	79.8%	(25.8%)	$140.27	$160.84	(12.8%)	$83.02	$128.37	(35.3%)	4.6%
Florida Panhandle	5	56.2%	81.7%	(31.2%)	$128.06	$156.94	(18.4%)	$71.94	$128.23	(43.9%)	4.4%
Anaheim/Santa Ana, CA	6	44.8%	84.3%	(46.9%)	$126.87	$149.63	(15.2%)	$56.84	$126.19	(55.0%)	3.9%
Seattle, WA	3	50.8%	85.7%	(40.7%)	$145.44	$197.77	(26.5%)	$73.93	$169.41	(56.4%)	3.5%
Melbourne/Titusville, FL	3	54.7%	92.3%	(40.7%)	$143.01	$159.84	(10.5%)	$78.21	$147.51	(47.0%)	3.1%
Alaska	2	67.6%	87.9%	(23.1%)	$139.82	$209.99	(33.4%)	$94.52	$184.67	(48.8%)	2.8%
Nashville, TN	5	43.1%	84.8%	(49.2%)	$125.90	$165.67	(24.0%)	$54.28	$140.51	(61.4%)	2.8%
Alabama South	6	45.6%	77.9%	(41.4%)	$104.76	$120.43	(13.0%)	$47.80	$93.78	(49.0%)	2.3%
Texas West	2	69.9%	85.1%	(17.8%)	$106.49	$119.18	(10.6%)	$74.49	$101.47	(26.6%)	2.2%
Oklahoma City, OK	4	45.7%	76.2%	(40.0%)	$110.89	$134.02	(17.3%)	$50.71	$102.15	(50.4%)	2.1%
Dallas, TX	8	40.3%	73.0%	(44.8%)	$105.31	$121.27	(13.2%)	$42.41	$88.47	(52.1%)	1.9%
Tucson, AZ	3	51.7%	82.2%	(37.1%)	$112.14	$111.55	0.5%	$57.97	$91.66	(36.8%)	1.9%
Alabama North	4	49.0%	84.4%	(42.0%)	$108.99	$115.69	(5.8%)	$53.40	$97.69	(45.3%)	1.9%
Texas East	2	74.9%	81.1%	(7.6%)	$98.95	$103.72	(4.6%)	$74.15	$84.13	(11.9%)	1.9%
Miami/Hialeah, FL	3	53.2%	84.0%	(36.7%)	$118.00	$137.06	(13.9%)	$62.75	$115.09	(45.5%)	1.7%
Fort Worth/Arlington, TX	5	48.9%	76.6%	(36.2%)	$107.80	$132.07	(18.4%)	$52.67	$101.13	(47.9%)	1.7%
Top 20 Markets	96	50.6%	81.2%	(37.6%)	$123.99	$147.63	(16.0%)	$62.78	$119.87	(47.6%)	68.9%

All Other Markets	139	42.6%	76.7%	(44.4%)	$109.85	$134.31	(18.2%)	$46.84	$102.99	(54.5%)	31.1%

Total Portfolio	235	45.9%	78.5%	(41.5%)	$116.17	$139.85	(16.9%)	$53.30	$109.78	(51.4%)	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 16

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Three Months Ended September 30

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2020	Q3 2019	% Change	Q3 2020	Q3 2019	% Change	Q3 2020	Q3 2019	% Change	Q3 2020
STR Region
East North Central	15	36.5%	79.3%	(53.9%)	$95.28	$133.13	(28.4%)	$34.79	$105.54	(67.0%)	0.1%
East South Central	30	49.1%	81.1%	(39.5%)	$104.42	$129.88	(19.6%)	$51.26	$105.33	(51.3%)	13.4%
Middle Atlantic	12	49.5%	82.3%	(39.8%)	$104.71	$164.87	(36.5%)	$51.87	$135.72	(61.8%)	(0.9)%
Mountain	22	47.9%	75.5%	(36.6%)	$88.79	$123.90	(28.3%)	$42.53	$93.57	(54.5%)	6.4%
New England	5	44.3%	84.1%	(47.3%)	$129.56	$174.36	(25.7%)	$57.41	$146.68	(60.9%)	3.4%
Pacific	33	58.4%	87.9%	(33.6%)	$119.78	$179.67	(33.3%)	$69.95	$157.97	(55.7%)	31.6%
South Atlantic	59	48.3%	79.0%	(38.9%)	$113.19	$132.48	(14.6%)	$54.66	$104.63	(47.8%)	30.5%
West North Central	18	40.7%	82.3%	(50.5%)	$96.03	$124.54	(22.9%)	$39.13	$102.55	(61.8%)	2.0%
West South Central	41	49.4%	73.2%	(32.5%)	$89.25	$119.03	(25.0%)	$44.08	$87.08	(49.4%)	13.5%

Total Portfolio	235	48.6%	79.9%	(39.2%)	$104.78	$139.78	(25.0%)	$50.94	$111.66	(54.4%)	100.0%

Note:  Region categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Nine Months Ended September 30

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020
STR Region
East North Central	15	35.9%	73.1%	(50.9%)	$101.99	$128.41	(20.6%)	$36.62	$93.85	(61.0%)	(0.1)%
East South Central	30	47.0%	79.8%	(41.1%)	$111.99	$130.93	(14.5%)	$52.60	$104.45	(49.6%)	12.6%
Middle Atlantic	12	41.4%	78.1%	(47.0%)	$113.27	$159.87	(29.1%)	$46.87	$124.79	(62.4%)	(3.1)%
Mountain	22	47.0%	77.4%	(39.3%)	$115.42	$134.22	(14.0%)	$54.21	$103.92	(47.8%)	12.4%
New England	5	37.5%	73.6%	(49.0%)	$124.93	$151.98	(17.8%)	$46.90	$111.84	(58.1%)	1.4%
Pacific	33	52.5%	85.2%	(38.3%)	$134.28	$170.75	(21.4%)	$70.51	$145.42	(51.5%)	29.8%
South Atlantic	59	48.0%	79.5%	(39.6%)	$119.59	$136.77	(12.6%)	$57.44	$108.75	(47.2%)	30.6%
West North Central	18	38.1%	78.6%	(51.5%)	$104.71	$125.82	(16.8%)	$39.87	$98.84	(59.7%)	1.3%
West South Central	41	45.9%	73.9%	(37.9%)	$104.03	$124.15	(16.2%)	$47.74	$91.69	(47.9%)	15.1%

Total Portfolio	235	45.9%	78.5%	(41.5%)	$116.17	$139.85	(16.9%)	$53.30	$109.78	(51.4%)	100.0%

Note:  Region categorization based on STR designation.

Page | 17

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Three Months Ended September 30

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2020	Q3 2019	% Change	Q3 2020	Q3 2019	% Change	Q3 2020	Q3 2019	% Change	Q3 2020
Upscale
Courtyard	36	45.3%	77.2%	(41.4%)	$115.04	$150.45	(23.5%)	$52.07	$116.15	(55.2%)	20.6%
Hilton Garden Inn	41	43.6%	79.1%	(44.9%)	$94.58	$133.65	(29.2%)	$41.22	$105.66	(61.0%)	8.5%
Homewood Suites	33	64.5%	83.2%	(22.5%)	$101.90	$134.23	(24.1%)	$65.77	$111.74	(41.1%)	20.2%
Hyatt House	1	20.3%			$83.31			$16.95			(0.3)%
Hyatt Place	2	35.1%	78.4%	(55.2%)	$89.82	$101.23	(11.3%)	$31.56	$79.36	(60.2%)	(0.3)%
Residence Inn	33	62.4%	83.0%	(24.8%)	$120.01	$156.02	(23.1%)	$74.93	$129.56	(42.2%)	33.0%
SpringHill Suites	13	34.7%	80.0%	(56.6%)	$85.93	$124.37	(30.9%)	$29.84	$99.53	(70.0%)	(0.1)%
Upscale Total	159	50.6%	80.2%	(36.9%)	$106.32	$141.29	(24.7%)	$53.82	$113.36	(52.5%)	81.6%

Upper Midscale
Fairfield Inn / Fairfield Inn & Suites	11	35.3%	75.4%	(53.1%)	$86.59	$113.84	(23.9%)	$30.58	$85.79	(64.4%)	0.5%
Hampton Inn / Hampton Inn & Suites	40	43.0%	80.5%	(46.5%)	$98.38	$132.32	(25.7%)	$42.32	$106.49	(60.3%)	8.4%
Home2 Suites	10	62.4%	81.1%	(23.1%)	$108.04	$140.50	(23.1%)	$67.44	$114.02	(40.9%)	8.6%
TownePlace Suites	9	62.2%	80.6%	(22.8%)	$94.32	$118.57	(20.5%)	$58.71	$95.55	(38.6%)	5.9%
Upper Midscale Total	70	46.6%	79.8%	(41.6%)	$98.16	$129.04	(23.9%)	$45.73	$102.93	(55.6%)	23.4%

Upper Upscale
Embassy Suites	2	61.6%	88.3%	(30.3%)	$150.19	$212.44	(29.3%)	$92.47	$187.56	(50.7%)	2.9%
Marriott	2	12.5%	61.0%	(79.5%)	$98.51	$144.98	(32.1%)	$12.32	$88.45	(86.1%)	(1.9)%
Upper Upscale Total	4	29.1%	70.3%	(58.5%)	$135.51	$173.72	(22.0%)	$39.47	$122.06	(67.7%)	1.0%

Independents
Independents	2	28.4%	90.5%	(68.6%)	$130.10	$240.66	(45.9%)	$36.91	$217.72	(83.0%)	(6.0)%
Independents Total	2	28.4%	90.5%	(68.6%)	$130.10	$240.66	(45.9%)	$36.91	$217.72	(83.0%)	(6.0)%

Total Portfolio	235	48.6%	79.9%	(39.2%)	$104.78	$139.78	(25.0%)	$50.94	$111.66	(54.4%)	100.0%

Note:  Chain scale categorization based on STR designation.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Nine Months Ended September 30

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020
Upscale
Courtyard	36	40.7%	76.2%	(46.6%)	$123.89	$146.70	(15.5%)	$50.43	$111.72	(54.9%)	16.4%
Hilton Garden Inn	41	41.7%	77.7%	(46.4%)	$110.19	$135.60	(18.7%)	$45.90	$105.40	(56.5%)	11.7%
Homewood Suites	33	59.1%	82.9%	(28.7%)	$114.35	$138.73	(17.6%)	$67.64	$115.04	(41.2%)	20.7%
Hyatt House	1	20.3%			$83.31			$16.95			(0.1)%
Hyatt Place	2	46.0%	76.6%	(40.0%)	$93.73	$107.66	(12.9%)	$43.08	$82.49	(47.8%)	0.0%
Residence Inn	33	58.0%	80.2%	(27.7%)	$126.96	$149.54	(15.1%)	$73.58	$119.93	(38.6%)	31.0%
SpringHill Suites	13	34.7%	77.3%	(55.1%)	$102.75	$125.78	(18.3%)	$35.67	$97.24	(63.3%)	0.7%
Upscale Total	159	47.3%	78.7%	(40.0%)	$117.47	$140.65	(16.5%)	$55.53	$110.75	(49.9%)	80.4%

Upper Midscale
Fairfield Inn / Fairfield Inn & Suites	11	37.3%	75.5%	(50.6%)	$100.77	$117.82	(14.5%)	$37.55	$88.90	(57.8%)	1.3%
Hampton Inn / Hampton Inn & Suites	40	40.4%	77.8%	(48.1%)	$112.80	$135.78	(16.9%)	$45.56	$105.61	(56.9%)	9.5%
Home2 Suites	10	59.1%	82.9%	(28.7%)	$112.95	$139.97	(19.3%)	$66.76	$115.98	(42.4%)	7.6%
TownePlace Suites	9	57.8%	79.0%	(26.9%)	$103.01	$118.74	(13.3%)	$59.52	$93.82	(36.6%)	5.9%
Upper Midscale Total	70	44.3%	78.2%	(43.3%)	$109.83	$131.62	(16.6%)	$48.66	$102.89	(52.7%)	24.3%

Upper Upscale
Embassy Suites	2	61.4%	88.6%	(30.7%)	$154.47	$196.22	(21.3%)	$94.86	$173.91	(45.5%)	2.7%
Marriott	2	20.6%	64.6%	(68.1%)	$134.00	$148.66	(9.9%)	$27.63	$96.10	(71.2%)	(1.7)%
Upper Upscale Total	4	34.4%	72.8%	(52.7%)	$146.37	$168.30	(13.0%)	$50.42	$122.48	(58.8%)	1.0%

Independents
Independents	2	29.7%	89.7%	(66.9%)	$133.06	$228.04	(41.7%)	$39.53	$204.65	(80.7%)	(5.7)%
Independents Total	2	29.7%	89.7%	(66.9%)	$133.06	$228.04	(41.7%)	$39.53	$204.65	(80.7%)	(5.7)%

Total Portfolio	235	45.9%	78.5%	(41.5%)	$116.17	$139.85	(16.9%)	$53.30	$109.78	(51.4%)	100.0%

Note:  Chain scale categorization based on STR designation.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months Ended September 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2020	Q3 2019	% Change	Q3 2020	Q3 2019	% Change	Q3 2020	Q3 2019	% Change	Q3 2020
STR Location
Airport	19	50.5%	81.0%	(37.6%)	$91.27	$128.82	(29.1%)	$46.13	$104.35	(55.8%)	3.4%
Interstate	6	60.1%	81.7%	(26.4%)	$97.74	$112.44	(13.1%)	$58.77	$91.91	(36.1%)	3.7%
Resort	11	44.4%	82.4%	(46.1%)	$154.89	$147.80	4.8%	$68.80	$121.74	(43.5%)	12.2%
Small Metro/Town	16	55.9%	76.0%	(26.4%)	$91.49	$112.47	(18.7%)	$51.16	$85.51	(40.2%)	7.9%
Suburban	141	50.4%	79.6%	(36.6%)	$103.14	$136.83	(24.6%)	$52.01	$108.89	(52.2%)	62.2%
Urban	42	40.8%	80.6%	(49.3%)	$108.99	$159.58	(31.7%)	$44.51	$128.63	(65.4%)	10.6%

Total Portfolio	235	48.6%	79.9%	(39.2%)	$104.78	$139.78	(25.0%)	$50.94	$111.66	(54.4%)	100.0%

Note:  Location categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Nine Months Ended September 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020
STR Location
Airport	19	52.6%	81.1%	(35.2%)	$107.23	$130.94	(18.1%)	$56.36	$106.24	(47.0%)	7.2%
Interstate	6	51.6%	77.4%	(33.3%)	$101.79	$111.21	(8.5%)	$52.54	$86.05	(38.9%)	2.8%
Resort	11	44.7%	83.0%	(46.2%)	$145.84	$152.24	(4.2%)	$65.12	$126.43	(48.5%)	9.4%
Small Metro/Town	16	51.8%	78.9%	(34.3%)	$106.47	$120.07	(11.3%)	$55.15	$94.71	(41.8%)	8.9%
Suburban	141	46.7%	77.9%	(40.1%)	$113.78	$135.93	(16.3%)	$53.15	$105.94	(49.8%)	59.5%
Urban	42	39.4%	78.2%	(49.6%)	$125.71	$159.14	(21.0%)	$49.52	$124.44	(60.2%)	12.2%

Total Portfolio	235	45.9%	78.5%	(41.5%)	$116.17	$139.85	(16.9%)	$53.30	$109.78	(51.4%)	100.0%

Note:  Location categorization based on STR designation.

Page | 20